Exhibit 10.1

AMENDMENT NO. 5 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into at Columbus, Ohio, as of August 10, 2006 (the “Effective Date”), by and among (a) Dominion Homes, Inc. (the “Company”), (b) the institutions from time to time (individually a “Lender” and collectively the “Lenders”) party to the Credit Agreement (as defined below) signatory hereto, and (c) The Huntington National Bank (“Huntington”) in its separate capacity as administrative agent (with its successors in such capacity, the “Administrative Agent”) for the Lenders and for itself as issuing bank under the Credit Agreement. This Amendment further amends and modifies a certain Second Amended and Restated Credit Agreement dated as of December 3, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) by and among (a) the Company, as borrower, (b) the Lenders, as lenders, (c) Huntington, as issuing bank for any Letters of Credit issued pursuant to the Credit Agreement, and (d) the Administrative Agent. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

A. As of December 3, 2003, the Company, the Lenders, the Administrative Agent and the other agents referred to in the Credit Agreement executed and delivered the Credit Agreement setting forth the terms of certain extensions of credit and other financial accommodations to the Company; and

B. The Company has projected that its Revolving Credit Obligations will exceed the Borrowing Base for a limited period of time and has requested that the Administrative Agent and the Required Lenders amend the Credit Agreement to provide additional availability under the Revolving Loan, and the Administrative Agent and the Required Lenders will agree to do so upon the terms and subject to the conditions contained in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1. Section 2.1, “Borrowing Base,” of the Credit Agreement is hereby amended to recite in its entirety as follows:

2.1. Borrowing Base. “Borrowing Base” means (without duplication) the aggregate sum of clauses (a) through (j) below:

(a) 100% of Available Cash, plus

(b) 90% of Eligible Home Work-in-Process, plus

(c) 50% of Eligible Real Estate Held for Development, plus

(d) the lesser of $10,000,000 or 25% of Eligible Investments in Joint Ventures, plus

Signature Page to Amendment No. 5 to Second Amendment and Restated Credit Agreement

(e) the lesser of $6,800,000 or 80% of the aggregate sum of Eligible Model Homes, plus

(f) the lesser of $20,000,000 or 80% of Eligible Speculative Homes, plus

(g) 70% of Eligible Developed Lots, plus

(h) 55% of Eligible Lots Under Development, plus

(i) during the period beginning October 1 and continuing through and including March 31 of any fiscal year, the lesser of $6,000,000 or 50% of Eligible Fall Foundation Lots; plus

(j) during the period beginning August 11, 2006, and continuing through and including September 30, 2006, only, the sum of $10,000,000;

provided, however, to the extent that the aggregate sum of (i) Eligible Real Estate Held for Development under clause (c) above, (ii) Eligible Developed Lots under clause (g) above, and (iii) Eligible Lots Under Development under clause (h) above exceeds fifty-five percent (55%) of the sum of clauses (a) through (i) above, for any period of determination, the amount in excess of such percentage shall not be eligible under the calculation of the Borrowing Base under clauses (a) through (i) above.

2. The definition of “Revolving Credit Commitments,” as set forth in Section 14.3, “Defined Terms,” of the Credit Agreement is hereby amended to recite as follows:

“Revolving Credit Commitments” means the aggregate amount of each Revolving Credit Commitment of all the Lenders, provided that the maximum aggregate principal amount of Revolving Loans, Swing Line Loans and Protective Advances and the stated amount of the Letter of Credit Obligations shall not exceed (i) $240,000,000, for the period beginning on the date of Amendment No. 4, and continuing through and including August 10, 2006, (ii) $220,000,000 for the period beginning August 11, 2006, and continuing through and including December 30, 2006, and (iii) $200,000,000 for the period beginning December 31, 2006, and continuing at all times thereafter, each of the amounts set forth in clauses (i), (ii) and (iii), as reduced from time to time pursuant to the terms hereof; and provided further that each reduction in the Revolving Credit Commitments shall ratably reduce each Lender’s Revolving Credit Commitment.

3. Section 8.29, “New Land Acquisition,” of the Credit Agreement is hereby amended to recite in its entirety as follows:

8.29. New Land Acquisition. The Company and its Subsidiaries will not acquire any new Real Property Parcel without the prior written consent of the Required Lenders, other than the following pending purchases: (i) Haydens Crossing/Rings real property, pursuant to contract dated March 13, 2002, for the purchase of 165.152 acres located on Cosgray Rd. and north of Hayden Run Rd.— remaining acreage can be purchased in Phase IIIA and Phase IIIB, all of Phase III property is to be purchased in 2006, for an aggregate purchase price not to exceed $2,150,000; and (ii) Village at Cobbleton, pursuant to contract dated February 16, 2004, for the purchase of 245 lots originally, located on Winchester Pike, Columbus, Ohio, Phase III, consisting of 55 lots for an aggregate purchase price not to exceed $538,000 in 2006.

4. A new Section 8.41, “Consultants,” is hereby added to the Credit Agreement and shall recite in its entirety as follows:

8.41 Consultants. The Administrative Agent, for itself and on behalf of the Lenders, shall have the right to retain the services of an advisor or other consultant. In connection therewith, the Company agrees upon demand to pay, or reimburse the Administrative Agent and the Lenders for, all of the Administrative Agent’s reasonable audit, appraisal, valuation, investigation and other expenses and for all other out-of-pocket costs and expenses of every type and nature related thereto.

5. No later than September 15, 2006, the Company agrees to prepare and submit to the Administrative Agent and the Lenders, a weekly cash flow report, in form satisfactory to the Administrative Agent, for the 13 consecutive weeks beginning on September 17, 2006. In addition, at all times on and after the Effective Date, the Company will perform and observe the terms and conditions of a certain letter agreement addressed to the Administrative Agent dated August 10, 2006, and the Company agrees that such letter agreement shall be a Loan Document.

6. Conditions of Effectiveness. All provisions of this Amendment shall become effective as of the Effective Date, upon satisfaction of all of the following conditions precedent:

(a) The Administrative Agent shall have received duly executed counterparts (with sufficient copies for the Administrative Agent, each Lender and the Company) of this Amendment executed by the Administrative Agent, Lenders constituting at least the Required Lenders and the Company, with the consent of the Guarantors, a certain letter agreement dated of even date herewith executed by the Administrative Agent and the Company, and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Administrative Agent, each of which shall be in form and substance satisfactory to the Administrative Agent and its counsel;

(b) The representations contained in the immediately following paragraph shall be true and accurate; and

(c) The Administrative Agent, on behalf of the Lenders executing this Amendment, shall have received an amendment fee equal to $5,000, multiplied by the number of Lenders executing this Amendment. Such fee shall be shared $5,000 for each such Lender.

7. Representations and Warranties. The Company represents and warrants to the Administrative Agent and each Lender as follows: (a) that after giving effect to this Amendment, each representation and warranty made by or on behalf of the Company and its Subsidiaries in the Credit Agreement and in the other Loan Documents is true and correct in all respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to a date prior hereto; (b) the execution, delivery and performance by the Company and each Restricted Subsidiary, if applicable, of this Amendment and the Loan Documents, as the case may be, have been duly authorized by all requisite corporate or organizational action on the part of each such Person and will not violate any Constituent Document of such Person; (c) each of this Amendment and the Loan Documents and the Collateral Documents has been duly executed and delivered by the Company and each Restricted Subsidiary, as applicable, and each of this Amendment, the Credit Agreement as amended hereby, the Loan Documents and the Collateral Documents constitutes the legal, valid and binding obligation of such Person, enforceable against each such Person in accordance with the terms thereof; and (d) as of the Effective Date, no event has occurred and is continuing, and no condition exists, which would constitute an Event of Default or a Potential Default.

8. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “Second Amended and Restated Credit Agreement,” “Credit Agreement,” “Agreement,” the prefix “herein,” “hereof,” or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. Except to the extent amended or modified hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the Loan Documents shall remain as written originally and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Lenders or the Administrative Agent may have hereunder or thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the rights of the Lenders or the Administrative Agent under or of any other term or provisions of the Credit Agreement or any Loan Document, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Company which would require the consent of the Lenders or the Administrative Agent.

9. Waiver and Release of All Claims and Defenses. As of the Effective Date, the Company hereby forever waives, relinquishes, discharges and releases all defenses and Claims of every kind or nature, whether existing by virtue of state, federal, or local law, by agreement or otherwise, against (i) the Administrative Agent, each Lender, and any successors, assigns, directors, officers, shareholders, agents, employees and attorneys of any of the foregoing, (ii) the Obligations and (iii) the Collateral, in each instance whether previously or now existing or arising out of or related to any transaction or dealings between the Administrative Agent, any Lender and the Company, any Guarantor or any of them in connection with the Credit Agreement, any Loan Document or this Amendment, which the Company, any Guarantor or any of them may have or may have made at any time up through and including the date of this Amendment, including without limitation, any affirmative defenses, counterclaims, setoffs, deductions or recoupments, by the Company, any Guarantor and all of their representatives, successors, assigns, agents, employees, officers, directors and heirs. “Claims” includes all debts, demands, actions, causes of action, suits, dues, sums of money, accounts, bonds, warranties, covenants, contracts, controversies, promises, agreements or obligations of any kind, type or description, and any other claim or demand of any nature whatsoever, whether known or unknown, accrued or unaccrued, disputed or undisputed, liquidated or contingent, in contract, tort, at law or in equity, any of them ever had, claimed to have, now has, or shall or may have. Nothing contained in this Amendment prevents enforcement of this release.

10. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE PARTIES, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS AMENDMENT ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, EACH OF THE PARTIES TO THIS AMENDMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS AMENDMENT OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, and all of which together will constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof will constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

12. Costs and Expenses, Indemnity. The Company agrees to pay on demand in accordance with the terms of the Credit Agreement all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Administrative Agent’s counsel with respect thereto. The Company agrees to indemnify the Administrative Agent, the Agents, Huntington as issuing bank and the Lenders, and each of them and their respective directors, officers, employees, agents, financial advisors, and consultants from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Administrative Agent, the Agents, Huntington as issuing bank and the Lenders, or any of them, in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other person or entity with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Amendment, the Credit Agreement or any other Loan Document, whether or not the Administrative Agent, any other Agent, Huntington as issuing bank or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

13. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Ohio.

14. Headings. Section headings in this Amendment are included herein for convenience of reference only and will not constitute a part of this Amendment for any other purpose.

15. Patriot Act Notice. The Lenders and the Administrative Agent hereby notify the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L.10756 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Lenders and the Administrative Agent to identify the Company in accordance with the Act.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company, the Administrative Agent and the following Lenders have hereunto set their hands as of the date first set forth above.

THE COMPANY:

DOMINION HOMES, INC.

By:	/s/ William G. Cornely
Its:	SVP – Finance and CFO

THE ADMINISTRATIVE AGENT:

THE HUNTINGTON NATIONAL BANK

By:	/s/ Alan Seitz
Its:	Senior Vice President

THE LENDERS:

THE HUNTINGTON NATIONAL BANK, as Lender and as issuing bank

By:	/s/ Alan Seitz
Its:	Senior Vice President

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Columbus))

By:	/s/ Daniel S. Bracken
Its:	Vice President

Signature Page to Amendment No. 5 to Second Amendment and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Andrew D. Stickney
Its:	Vice President

NATIONAL CITY BANK

By:	/s/ Steven A. Smith
Its:	Senior Vice President

COMERICA BANK

By:	/s/ Adam Sheets
Its:	Account Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joseph L. Svehla
Its:	Vice President

FIFTH THIRD BANK (CENTRAL OHIO)

By:	/s/ Alan J. Kopolow
Its:	Vice President

Signature Page to Amendment No. 5 to Second Amendment and Restated Credit Agreement

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank

By:	/s/ Reinhard Schneider
Its:	Senior Vice President

WASHINGTON MUTUAL BANK, FA, a federal association

By:
Its:

Signature Page to Amendment No. 5 to Second Amendment and Restated Credit Agreement

CONSENT OF GUARANTORS

Each of the undersigned, being a guarantor of the Company’s indebtedness to the Lenders pursuant to certain guaranty agreements executed and delivered to the Administrative Agent, hereby consents and agrees to be bound by the terms, conditions and execution of the foregoing Amendment and hereby further agrees that (i) each of their obligations shall be continuing as provided in said guaranty agreements, and (ii) said guaranty agreements shall remain as written originally and continue in full force and effect in all respects. As of the Effective Date, each Guarantor further hereby forever waives, relinquishes, discharges and releases all defenses and Claims of every kind or nature, whether existing by virtue of state, federal, or local law, by agreement or otherwise, against (i) the Administrative Agent, each Lender, and any successors, assigns, directors, officers, shareholders, agents, employees and attorneys of any of the foregoing, (ii) the Obligations, and (iii) the Collateral, in each instance whether previously or now existing or arising out of or related to any transaction or dealings between the Administrative Agent, any Lender and the Company, any Guarantor or any of them in connection with the Credit Agreement, any Loan Document or this Amendment, which the Company, any Guarantor or any of them may have or may have made at any time up through and including the date of the above Amendment, including without limitation, any affirmative defenses, counterclaims, setoffs, deductions or recoupments, by the Company, any Guarantor and all of their representatives, successors, assigns, agents, employees, officers, directors and heirs. “Claims” includes all debts, demands, actions, causes of action, suits, dues, sums of money, accounts, bonds, warranties, covenants, contracts, controversies, promises, agreements or obligations of any kind, type or description, and any other claim or demand of any nature whatsoever, whether known or unknown, accrued or unaccrued, disputed or undisputed, liquidated or contingent, in contract, tort, at law or in equity, any of them ever had, claimed to have, now has, or shall or may have. Nothing contained in this Amendment prevents enforcement of this release.

DOMINION HOMES OF KENTUCKY GP, LLC		DOMINION HOMES REALTY, LLC

By:	/s/ William G. Cornely	By:	/s/ William G. Cornely
Its:	Vice President	Its:	Vice President and Treasurer

ALLIANCE TITLE AGENCY OF KENTUCKY, LLC		RESOLUTION PROPERTY COMPANY, LLC

By:	/s/ William G. Cornely	By:	/s/ William G. Cornely
Its:	Vice President and Treasurer	Its:	President

DOMINION HOMES OF KENTUCKY, LTD., a Kentucky limited partnership

		By:	Dominion Homes of Kentucky GP, LLC, a Kentucky limited liability company, its general partner

			By:	/s/ William G. Cornely
			Its:	Vice President

Signature Page to Amendment No. 5 to Second Amendment and Restated Credit Agreement

9